                                                                  Exhibit 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             FIRST NATIONAL BANCORP

                                      AND

                         REGIONS FINANCIAL CORPORATION


                          DATED AS OF OCTOBER 22, 1995

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
         Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         ARTICLE 1 -  TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               1.1    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               1.2    Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               1.3    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               1.4    Execution of Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         ARTICLE 2 -  TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               2.1    Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               2.2    Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         ARTICLE 3 -  MANNER OF CONVERTING SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               3.1    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               3.2    Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               3.3    Shares Held by First National or Regions . . . . . . . . . . . . . . . . . . . . . . . .   3
               3.4    Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               3.5    Conversion of Stock Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         ARTICLE 4 -  EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
               4.1    Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
               4.2    Rights of Former First National Stockholders . . . . . . . . . . . . . . . . . . . . . .   6
         ARTICLE 5 -  REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL . . . . . . . . . . . . . . . . . . . .   7
               5.1    Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               5.2    Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               5.3    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
               5.4    First National Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
               5.5    SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               5.6    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               5.7    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               5.8    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               5.9    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
               5.10   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               5.11   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               5.12   Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               5.13   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               5.14   Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               5.15   Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               5.16   Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               5.17   Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               5.18   Accounting, Tax, and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . .  17
               5.19   State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


               5.20   Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               5.21   Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         ARTICLE 6 -  REPRESENTATIONS AND WARRANTIES OF REGIONS  . . . . . . . . . . . . . . . . . . . . . . .  17
               6.1    Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               6.2    Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               6.3    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               6.4    Regions Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
               6.5    SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
               6.6    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               6.7    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               6.8    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               6.9    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
               6.10   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
               6.11   Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
               6.12   Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
               6.13   Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
               6.14   Accounting, Tax, and Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . .  23
         ARTICLE 7 -  CONDUCT OF BUSINESS PENDING CONSUMMATION . . . . . . . . . . . . . . . . . . . . . . . .  23
               7.1    Affirmative Covenants of First National  . . . . . . . . . . . . . . . . . . . . . . . .  23
               7.2    Negative Covenants of First National . . . . . . . . . . . . . . . . . . . . . . . . . .  24
               7.3    Covenants of Regions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               7.4    Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
               7.5    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         ARTICLE 8 -  ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               8.1    Registration Statement; Proxy Statement; Stockholder Approvals . . . . . . . . . . . . .  27
               8.2    Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               8.3    Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               8.4    Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
               8.5    Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . .  28
               8.6    Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
               8.7    Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               8.8    Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               8.9    Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               8.10   State Takeover Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               8.11   Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               8.12   Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
               8.13   Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
               8.14   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
               8.15   Certain Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
               8.16   Regions Merger Subsidiary Organization . . . . . . . . . . . . . . . . . . . . . . . . .  31
         ARTICLE 9 -  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE  . . . . . . . . . . . . . . . . . . .  32
               9.1    Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . .  32
               9.2    Conditions to Obligations of Regions . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                     -ii-

               9.3    Conditions to Obligations of First National  . . . . . . . . . . . . . . . . . . . . . .  34
         ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               10.1   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               10.2   Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               10.3   Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . .  39
         ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
               11.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
               11.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
               11.3   Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
               11.4   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
               11.5   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
               11.6   Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
               11.7   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               11.8   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
               11.9   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               11.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               11.11  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               11.12  Interpretations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               11.13  Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               11.14  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


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                                Page 9 of 80

                                LIST OF EXHIBITS


EXHIBIT NUMBER   DESCRIPTION
--------------   -----------
     1.          Form of Stock Option Agreement.  (Section  1.4).

     2.          Form of Plan of Merger.  (Section  1.1).

     3.          Form of Affiliate Agreement.  (Section Section  8.13, 9.2(e)).


                      AGREEMENT AND PLAN OF REORGANIZATION


             THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 22, 1995, by and between FIRST NATIONAL BANCORP ("First National"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Gainesville, Georgia; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama.


                                    PREAMBLE

             The Boards of Directors of First National and Regions are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of First National by Regions pursuant to the merger of First National with and into a wholly owned subsidiary of Regions to be organized under the laws of the State of Georgia ("Regions Merger Subsidiary"). At the effective time of such merger, the outstanding shares of the capital stock of First National shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of First National shall become stockholders of Regions and Regions Merger Subsidiary shall continue to conduct the business and operations of First National as a wholly owned subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of First National, the stockholders of Regions, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Georgia Department of Banking and Finance, and the Florida Department of Banking and Finance, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

             Immediately after the execution and delivery of this Agreement, as a condition and inducement to Regions' willingness to enter into this Agreement, First National and Regions are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which First National is granting to Regions an option to purchase shares of First National common stock.

             Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

             NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

             1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, First National shall be merged with and into Regions Merger Subsidiary in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Regions Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of First National and Regions, and the Plan of Merger, in substantially the form of Exhibit 2, which has been approved and adopted by the Board of Directors of First National and will be approved and adopted by the Board of Directors of Regions Merger Subsidiary upon its organization.

             1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

             1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the tenth business day (as designated by Regions) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Regions and First National approve the matters relating to this Agreement and the Plan of Merger required to be approved by such stockholders by applicable Law.

             1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition thereto, First National is executing and delivering to Regions the Stock Option Agreement.


                                   ARTICLE 2
                                TERMS OF MERGER

             2.1 CHARTER. The Articles of Incorporation of Regions Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

             2.2 BYLAWS. The Bylaws of Regions Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

             3.1 CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions or First National, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                   (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                   (b) Each share of Regions Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                   (c) Each share of First National Common Stock (excluding shares held by any First National Company or any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for .76 of a share of Regions Common Stock (subject to adjustment pursuant to Section 10.1(h) of this Agreement, the "Exchange Ratio").

             3.2 ANTI-DILUTION PROVISIONS. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

             3.3 SHARES HELD BY FIRST NATIONAL OR REGIONS. Each of the shares of First National Common Stock held by any First National Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

             3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of First National Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

             3.5   CONVERSION OF STOCK RIGHTS.

                   (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of First National Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("First National Rights") granted by First National under the First National Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each First National Right, in accordance with the terms of the First National Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Regions and its Compensation Committee shall be substituted for First National and the Committee of First National's Board of Directors (including, if applicable, the entire Board of Directors of First National) administering such First National Stock Plan, (ii) each First National Right assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Regions Common Stock subject to such First National Right shall be equal to the number of shares of First National Common Stock subject to such First National Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such First National Right shall be adjusted by dividing the per share exercise (or threshold) price under each such First National Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Regions shall not be obligated to issue any fraction of a share of Regions Common Stock upon exercise of First National Rights and any fraction of a share of Regions Common Stock that otherwise would be subject to a converted First National Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Regions Common Stock and the per share exercise price of such Right. The market value of one share of Regions Common Stock shall be the closing price of such common stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Regions) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each First National Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Regions agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                   (b) As soon as reasonably practicable after the Effective Time, Regions shall deliver to the participants in each First National Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such First National Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Regions shall comply with the terms of each First National Stock Plan to ensure, to the extent required by, and subject to the provisions of, such First National Stock Plan, that First National Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of First National Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, Regions shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Regions shall administer the First National Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the First National Stock Plan complied with such rule prior to the Merger.

                   (c) All restrictions or limitations on transfer with respect to First National Common Stock awarded under the First National Stock Plans or any other plan, program, or arrangement of any First National Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Regions Common Stock into which such restricted stock is converted pursuant to
Section 3.1 of this Agreement.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

             4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Regions and First National shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of First National appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of First National Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of First National Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement.  To the extent required by Section 3.4 of this





                                     -5-

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

Agreement, each holder of shares of First National Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Regions Common Stock to which such holder may be otherwise entitled (without interest). Regions shall not be obligated to deliver the consideration to which any former holder of First National Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of First National Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of First National Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of First National Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

             4.2 RIGHTS OF FORMER FIRST NATIONAL STOCKHOLDERS. At the Effective Time, the stock transfer books of First National shall be closed as to holders of First National Common Stock immediately prior to the Effective Time and no transfer of First National Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of First National Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by First National in respect of such shares of First National Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of First National shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of First National Common Stock are converted, regardless of whether such holders have exchanged their certificates representing First National Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of First National Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such First National Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL

             Except as set forth in the First National Disclosure Memorandum, First National hereby represents and warrants to Regions as follows:

             5.1 ORGANIZATION, STANDING, AND POWER. First National is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. First National is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

             5.2   AUTHORITY; NO BREACH BY AGREEMENT.

                   (a) First National has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, as appropriate, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First National, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares of First National Common Stock, which is the only stockholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by First National. Subject to such requisite stockholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of First National, enforceable against First National in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                   (b) Neither the execution and delivery of this Agreement or the Plan of Merger by First National, nor the consummation by First National of the transactions contemplated hereby or thereby, nor compliance by First National with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of First National's Articles of Incorporation or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First National Company under, any Contract or Permit of any First National Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or, (iii) subject to receipt of the requisite Consents referred to in Section

9.1(b) of this Agreement, violate any Law or Order applicable to any First National Company or any of their respective material Assets.

                   (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First National of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

             5.3   CAPITAL STOCK.

                   (a) The authorized capital stock of First National consists of 30,000,000 shares of First National Common Stock, of which 20,548,917 shares are issued and outstanding as of the date of this Agreement and not more than 21,001,539 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of First National Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of First National Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of First National.

                   (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of First National outstanding and no outstanding Rights relating to the capital stock of First National.

             5.4 FIRST NATIONAL SUBSIDIARIES. First National has disclosed in Section 5.4 of the First National Disclosure Memorandum all of the First National Subsidiaries as of the date of this Agreement. First National or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each First National Subsidiary. No equity securities of any First National Subsidiary are or may become required to be issued (other than to another First National Company) by reason of any Rights, and there are no Contracts by which any First National Subsidiary is bound to issue (other than to another First National Company) additional shares of its capital stock or Rights or by which any First National Company is or may be bound to transfer any shares of the capital stock of any First National Subsidiary (other than to another First National Company). There are no Contracts relating to the rights of any First National Company to vote or to dispose of any shares of the capital stock of any First National Subsidiary. All of the shares of capital stock of each First National Subsidiary held by a First National Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the First National Company free and clear of any Lien. Each First National Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each First National Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. Each First National Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

             5.5   SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) First National has filed and made available to Regions all forms, reports, and documents required to be filed by First National with the SEC since December 31, 1991 (collectively, the "First National SEC Reports"). The First National SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such First National SEC Reports or necessary in order to make the statements in such First National SEC Reports, in light of the circumstances under which they were made, not misleading. Except for First National Subsidiaries that are registered as a broker, dealer, or investment advisor, none of First National's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                   (b) Each of the First National Financial Statements (including, in each case, any related notes) contained in the First National SEC Reports, including any First National SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of First National and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

             5.6 ABSENCE OF UNDISCLOSED LIABILITIES. To the Knowledge of First National, no First National Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, except Liabilities which are accrued or reserved against in the consolidated balance sheets of First National as of June 30, 1995 included in the First National Financial Statements or reflected in the notes thereto. No First National Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

             5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since June 30, 1995,
(i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and (ii) the First National Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of First National provided in Article 7 of this Agreement.

             5.8   TAX MATTERS.

                   (a) All Tax Returns required to be filed by or on behalf of any of the First National Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on First National, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on First National, except as reserved against in the First National Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                   (b) None of the First National Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                   (c) Adequate provision for any Taxes due or to become due for any of the First National Companies for the period or periods through and including the date of the respective First National Financial Statements has been made and is reflected on such First National Financial Statements.

                   (d) Deferred Taxes of the First National Companies have been adequately provided for in the First National Financial Statements.

                   (e) Each of the First National Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (f) None of the First National Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                   (g) There are no Liens with respect to Taxes upon any of the assets of the First National Companies.

                   (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the First National Companies that occurred during or after any Taxable Period in which the First National Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1994.

                   (i)    No First National Company has filed any consent under
Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                   (j) All material elections with respect to Taxes affecting the First National Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the First National Disclosure Memorandum. After the date hereof, no election with respect to Taxes will be made without the prior written consent of Regions, which consent will not be unreasonably withheld.

                   (k) No First National Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

             5.9 ASSETS. The First National Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the First National Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with First National's past practices. All Assets which are material to First National's business on a consolidated basis, held under leases or subleases by any of the First National Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The First National Companies currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the First National Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by any First National Company under such policies. The Assets of the First National Companies include all Assets required to operate the business of the First National Companies as presently conducted.

             5.10  ENVIRONMENTAL MATTERS.

                   (a) To the Knowledge of First National, each First National Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (b) There is no Litigation pending, or, to the Knowledge of First National, threatened before any court, governmental agency, or authority or other forum in which any First National Company or any of its Loan Properties or Participation Facilities (or any First National Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (c) To the Knowledge of First National, there is no reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (d) To the Knowledge of First National, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a First National Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

             5.11 COMPLIANCE WITH LAWS. First National is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each First National Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. None of the First National Companies:

                   (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National; and

                   (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any First National Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or (iii) requiring any First National Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

             5.12 LABOR RELATIONS. No First National Company is the subject of any Litigation asserting that it or any other First National Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other First National Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any First National Company, pending or threatened, or to the Knowledge of First National, is there any activity involving any First National Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

             5.13  EMPLOYEE BENEFIT PLANS.

                   (a) First National has disclosed in Section 5.13 of the First National Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any First National Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "First National Benefit Plans"). Any of the First National Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "First National ERISA Plan." Each First National ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "First National Pension Plan." No First National Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

                   (b) All First National Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and each First National ERISA Plan which is intended to be qualified under

Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and First National is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of First National, no First National Company has engaged in a transaction with respect to any First National Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any First National Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (c) No First National Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any First National Pension Plan, (ii) no change in the actuarial assumptions with respect to any First National Pension Plan, and
(iii) no increase in benefits under any First National Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National or materially adversely affect the funding status of any such plan. Neither any First National Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any First National Company, or the single-employer plan of any entity which is considered one employer with First National under Section 4001 of ERISA or
Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on First National. No First National Company has provided, or is required to provide, security to a First National Pension Plan or to any single- employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                   (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any First National Company with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on First National. No First National Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on First National. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any First National Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                   (e) No First National Company has any Liability for retiree health and life benefits under any of the First National Benefit Plans and there are no restrictions on the rights of such First National Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on First National.

                   (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any First National Company from any First National Company under any First National Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any First National Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any First National Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the First National Financial Statements to the extent required by and in accordance with GAAP.

             5.14 MATERIAL CONTRACTS. None of the First National Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000,
(ii) any Contract relating to the borrowing of money by any First National Company or the guarantee by any First National Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by First National with the SEC as of the date of this Agreement that has not been filed as an exhibit to First National's Form 10-K filed for the fiscal year ended December 31, 1994, or in another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.8 and 5.13(a) of this Agreement, the "First National Contracts"). With respect to each First National Contract: (i) the Contract is in full force and effect; (ii) no First National Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National; (iii) no First National Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of First National, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any First National Company for money borrowed is prepayable at any time by such First National Company without penalty or premium.

             5.15  LEGAL PROCEEDINGS.

                   (a) There is no Litigation instituted or pending, or, to the Knowledge of First National, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any First National Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any First National Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                   (b) Section 5.15(b) of the First National Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any First National Company is a party and which names a First National Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

             5.16 REPORTS. Since January 1, 1992, or the date of organization if later, each First National Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any First National Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any First National Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Regions' and First National's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by a First National Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of Regions and First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders'

Meetings. All documents that any First National Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

             5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. No First National Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

             5.19 STATE TAKEOVER LAWS. Each First National Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

             5.20 CHARTER PROVISIONS. Each First National Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any First National Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any First National Company that may be directly or indirectly acquired or controlled by it.

             5.21 DERIVATIVES CONTRACTS. Neither First National nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).


                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF REGIONS

             Regions hereby represents and warrants to First National as follows:

             6.1 ORGANIZATION, STANDING, AND POWER. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

             6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                   (a) Regions has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions, subject to the approval of the issuance of the shares of Regions Common Stock pursuant to the Merger by a majority of the votes cast at the Regions Stockholders' Meeting by holders of shares of Regions Common Stock, which is the only stockholder vote required for the consummation of the Merger by Regions. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                   (b) Neither the execution and delivery of this Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective material Assets.

                   (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

             6.3 CAPITAL STOCK. The authorized capital stock of Regions consists of 120,000,000 shares of Regions Common Stock, of which 45,397,944 shares were issued and outstanding and

1,474,579 shares were held as treasury shares as of June 30, 1995. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

             6.4 REGIONS SUBSIDIARIES. Regions has disclosed in Section 6.4 of the Regions Disclosure Memorandum all of the Regions Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the Regions Disclosure Memorandum, Regions or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Regions Subsidiary. No equity securities of any Regions Subsidiary are or may become required to be issued (other than to another Regions Company) by reason of any Rights, and there are no Contracts by which any Regions Subsidiary is bound to issue (other than to another Regions Company) additional shares of its capital stock or Rights or by which any Regions Company is or may be bound to transfer any shares of the capital stock of any Regions Subsidiary (other than to another Regions Company). There are no Contracts relating to the rights of any Regions Company to vote or to dispose of any shares of the capital stock of any Regions Subsidiary. All of the shares of capital stock of each Regions Subsidiary held by a Regions Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien.
Each Regions Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each Regions Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

             6.5   SEC FILINGS; FINANCIAL STATEMENTS.

                   (a) Regions has filed and made available to First National all forms, reports, and documents required to be filed by Regions with the SEC since December 31, 1991, other than registration statements on Forms S-4 and S-8 (collectively, the "Regions SEC Reports"). The Regions SEC Reports
(i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this

Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading.

                   (b) Each of the Regions Financial Statements (including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

             6.6   ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in
Section 6.6 of the Regions Disclosure Memorandum, and to the Knowledge of Regions, no Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of June 30, 1995 included in the Regions Financial Statements or reflected in the notes thereto. Except as disclosed in Section
6.6 of the Regions Disclosure Memorandum, no Regions Company has incurred or paid any Liability since June 30, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

             6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement or in Section 6.7 of the Regions Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and (ii) the Regions Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Regions provided in Article 7 of this Agreement.

             6.8   TAX MATTERS.

                   (a) All Tax Returns required to be filed by or on behalf of any of the Regions Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Regions, and all Tax Returns filed are complete and accurate in all material respects. All

Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Regions, except as reserved against in the Regions Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                   (b) Adequate provision for any Taxes due or to become due for any of the Regions Companies for the period or periods through and including the date of the respective Regions Financial Statements has been made and is reflected on such Regions Financial Statements.

                   (c) Deferred Taxes of the Regions Companies have been adequately provided for in the Regions Financial Statements.

             6.9   ENVIRONMENTAL MATTERS.

                   (a) To the Knowledge of Regions, each Regions Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                   (b) There is no Litigation pending, or, to the Knowledge of Regions, threatened before any court, governmental agency, or authority or other forum in which any Regions Company or any of its Loan Properties or Participation Facilities (or any Regions Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                   (c) To the Knowledge of Regions, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                   (d) To the Knowledge of Regions, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Regions Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

             6.10 COMPLIANCE WITH LAWS. Regions is duly registered as a bank holding company under the BHC Act and as a savings and loan holding company under the HOLA. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. No Regions Company:

                   (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

                   (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

             6.11 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Regions Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

             6.12 REPORTS. Since January 1, 1992, or the date of organization if later, each Regions Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.





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                                Page 32 of 80

             6.13 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Regions with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Regions' and First National's stockholders in connection with the Stockholders' Meetings, and any other documents to be filed by any Regions Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the stockholders of Regions and First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

             6.14 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Regions Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

             7.1 AFFIRMATIVE COVENANTS OF FIRST NATIONAL. Unless the prior written consent of Regions shall have been obtained, and except as otherwise expressly contemplated herein, First National shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

             7.2 NEGATIVE COVENANTS OF FIRST NATIONAL. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, First National covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of Regions:

                   (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any First National Company, or

                   (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a First National Company to another First National Company) in excess of an aggregate of $250,000 (for the First National Companies on a consolidated basis) except in the ordinary course of the business of First National Subsidiaries consistent with past practices (which shall include, for First National Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any First National Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the First National Disclosure Memorandum); or

                   (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any First National Company, or declare or pay any dividend or make any other distribution in respect of First National's capital stock, provided that First National may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of First National Common Stock at a rate of $.2150 per share with such increases and usual and regular record and payment dates in accordance with past practice disclosed in Section 7.2(c) of the First National Disclosure Memorandum and such dates may not be changed without the prior written consent of Regions; provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of First National Common Stock do not receive both a dividend in respect of their First National Common Stock and a dividend in respect of Regions Common Stock or fail to receive any dividend; or

                   (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of First





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

       National Common Stock or any other capital stock of any First National Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                   (e) adjust, split, combine, or reclassify any capital stock of any First National Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First National Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any First National Subsidiary (unless any such shares of stock are sold or otherwise transferred to another First National Company) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                   (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned First National Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                   (g) grant any increase in compensation or benefits to the employees or officers of any First National Company, except in accordance with past practice disclosed in Section 7.2(g) of the First National Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any First National Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any First National Company except in accordance with past practice disclosed in Section 7.2(g) of the First National Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                   (h) enter into or amend any employment Contract between any First National Company and any Person (unless such amendment is required by Law) that the First National Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                   (i) adopt any new employee benefit plan of any First National Company or make any material change in or to any existing employee benefit plans of any First National Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or





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


                   (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                   (k) commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of any First National Company for material money damages or restrictions upon the operations of any First National Company; or

                   (l) except in the ordinary course of business, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

             7.3 COVENANTS OF REGIONS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Regions covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Regions Common Stock and the business prospects of the Regions Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

             7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

             7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.





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


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

             8.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT; STOCKHOLDER APPROVALS. As soon as reasonably practicable after execution of this Agreement, Regions shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act (provided that the Parties shall cooperate to cause the Registration Statement to be declared effective and the Joint Proxy Statement to be mailed to the Parties' respective stockholders at such time as will afford the Parties the maximum opportunity to purchase shares of Regions Common Stock or First National Common Stock in the open market) and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. First National shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request in connection with such action. First National shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. Regions shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of Regions Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Stockholders' Meetings, (i) Regions and First National shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Boards of Directors of Regions and First National shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to their respective stockholders the approval of the matters submitted for approval, and (iv) the Boards of Directors and officers of Regions and First National shall (subject to compliance with their fiduciary duties as advised by counsel) use their reasonable efforts to obtain such stockholders' approvals.

             8.2 EXCHANGE LISTING. Regions shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of Regions Common Stock to be issued to the holders of First National Common Stock pursuant to the Merger.

             8.3 APPLICATIONS. Regions shall promptly prepare and file, and First National shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.





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


             8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Regions Merger Subsidiary shall execute and file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

             8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. The Parties shall cooperate and take all reasonable effort to prevent Regions from becoming an interstate multiple savings and loan holding company as a result of the Merger. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

             8.6   INVESTIGATION AND CONFIDENTIALITY.

                   (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and, after November 1, 1995, shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                   (b) In addition to the Parties' respective obligations under the Confidentiality Agreements, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                   (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.





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


             8.7 PRESS RELEASES. Prior to the Effective Time, Regions and First National shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

             8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby or thereby, no First National Company nor any Affiliate thereof nor any Representatives thereof retained by any First National Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of First National's Board of Directors as advised by counsel, no First National Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but First National may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. First National shall promptly notify Regions orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. First National shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

             8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

             8.10 STATE TAKEOVER LAWS. Each First National Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, including Sections 14-2-1111 and 14-2-1132 of the GBCC.

             8.11 CHARTER PROVISIONS. Each First National Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any First National Company or restrict or impair the ability of Regions or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any First National Company that may be directly or indirectly acquired or controlled by it.

             8.12  AGREEMENT OF AFFILIATES.  First National has disclosed in
Section 8.12 of the First National Disclosure Memorandum each Person whom it reasonably believes is an "affiliate"





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

of First National for purposes of Rule 145 under the 1933 Act. First National shall use its reasonable efforts to cause each such Person to deliver to Regions not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of First National Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Regions and First National have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Regions Common Stock issued to such affiliates of First National in exchange for shares of First National Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Regions and First National have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of First National pursuant to this Agreement to enforce the provisions of this
Section 8.12). Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

             8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, but in no event earlier than the consolidation of First National's banking Subsidiaries with Regions' banking Subsidiaries located in the same states, Regions shall provide generally to officers and employees of the First National Companies, who at or after the Effective Time become employees of a Regions Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.13), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of First National should be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of First National shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of First National shall be treated as service under any similar employee benefit plans maintained by Regions. Regions also shall cause First National and its Subsidiaries to honor on terms reasonably agreed upon by the Parties all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the First National Disclosure Memorandum to Regions between any First National Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the First National Benefit Plans.





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


             8.14  INDEMNIFICATION.

                   (a) Regions shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the First National Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by First National's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Regions is required to effectuate any indemnification, Regions shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

                   (b) If Regions or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Regions shall assume the obligations set forth in this Section 8.14.

                   (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

             8.15 CERTAIN MODIFICATIONS. Regions and First National shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and First National shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Regions and First National also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and the Plan of Merger and shall take such charges in accordance with GAAP, prior to the Effective Time, as may be mutually agreed upon by the Parties. Neither Parties' representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.15.

             8.16 REGIONS MERGER SUBSIDIARY ORGANIZATION. Regions shall organize Regions Merger Subsidiary under the Laws of the State of Georgia. Prior to the Effective Time, the outstanding capital stock of Regions Merger Subsidiary shall consist of 1,000 shares of Regions Merger Subsidiary Common Stock, all of which shares shall be owned by Regions. Prior to the Effective Time, Regions Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any Contract or agreement of any kind, acquire any assets or incur any Liability, except as may be specifically contemplated by this Agreement or the Plan of Merger or as the Parties may otherwise agree. Regions, as the sole stockholder of Regions Merger Subsidiary, shall vote prior to the Effective Time the shares of Regions Merger Subsidiary Common Stock in favor of the Plan of Merger.





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



                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

             9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the Merger and the other transactions contemplated hereby and thereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                   (a) STOCKHOLDER APPROVALS. The stockholders of First National shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD. The stockholders of Regions shall have approved the issuance of shares of Regions Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                   (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Regions would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Regions would not, in its reasonable judgment, have entered into this Agreement.

                   (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                   (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement or the Plan of Merger.

                   (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the





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

       issuance or trading of the shares of Regions Common Stock issuable pursuant to the Merger shall have been received.

                   (f) EXCHANGE LISTING. The shares of Regions Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance.

                   (g) TAX MATTERS. Each Party shall have received a written opinion or opinions from Alston & Bird in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of First National Common Stock for Regions Common Stock will not give rise to gain or loss to the stockholders of First National with respect to such exchange (except to the extent of any cash received).
       In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of First National and Regions reasonably satisfactory in form and substance to such counsel.

                   (h) POOLING LETTER. Each of the Parties shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to such Party, from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

             9.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

                   (a)    REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.2(a), the accuracy of the representations and warranties of First National set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of First National set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of First National set forth in Sections 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of First National set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on First National; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of First National or to a matter being "known" by First National shall be deemed not to include such qualifications.

                   (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of First National to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                   (c) CERTIFICATES. First National shall have delivered to Regions (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and
       (ii) certified copies of resolutions duly adopted by First National's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as Regions and its counsel shall request.

                   (d) AFFILIATE AGREEMENTS. Regions shall have received from each affiliate of First National the affiliates agreement referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of Regions that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

             9.3 CONDITIONS TO OBLIGATIONS OF FIRST NATIONAL. The obligations of First National to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby and thereby are subject to the satisfaction of the following conditions, unless waived by First National pursuant to Section 11.6(b) of this Agreement:

                   (a)    REPRESENTATIONS AND WARRANTIES.  For purposes of this
       Section 9.3(a), the accuracy of the representations and warranties of Regions set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).  The representations and warranties of Regions set forth in
       Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Regions set forth in Section 6.14 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.14) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

                   (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this





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

       Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                   (c) CERTIFICATES. Regions shall have delivered to First National (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and
       (ii) certified copies of resolutions duly adopted by Regions' Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as First National and its counsel shall request.


                                   ARTICLE 10
                                  TERMINATION

             10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of First National or Regions, this Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time:

                   (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of First National; or

                   (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of Regions; or

                   (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                   (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit





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

       for appeal, or (ii) the stockholders of Regions or First National fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meetings where the transactions were presented to such stockholders for approval and voted upon; or

                   (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by September 30, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                   (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of First National and Section 9.3(a) of this Agreement in the case of Regions or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                   (g) By the Board of Directors of Regions, at any time prior to 5:00 p.m. Eastern time, on November 1, 1995, without any Liability if it determines in its reasonable good faith judgment that the Asset quality of First National, the status of litigation involving First National (or any other liability or undisclosed contingency of First National), any information in the First National Disclosure Memorandum, or the projected ability of First National to reduce its non-interest expenses are materially less favorable to Regions than as set forth in materials previously disclosed or provided to Regions by First National and its financial advisor; or

                   (h) By the Board of Directors of First National, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                          (1) the Average Closing Price of shares of Regions Common Stock shall be less than $33.20; and

                          (2) (i) the quotient obtained by dividing the Average Closing Price by $41.50 (such number being referred to herein as the "Regions Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

       subject, however, to the following three sentences. If First National refuses to consummate the Merger pursuant to this Section 10.1(h), it shall give prompt written notice thereof to Regions; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Regions shall have the option to elect to increase the Exchange Ratio





                                    -36-

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

       to equal the lesser of (i) the quotient obtained by dividing (1) the product of $33.20 and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Regions Ratio. If Regions makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to First National of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(h).

                   For purposes of this Section 10.1(h), the following terms shall have the meanings indicated:

                                "Average Closing Price" shall mean the average
              of the daily last sales prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the Determination Date.

                                "Determination Date" shall mean the date on
              which the Consent of the Board of Governors of the Federal Reserve System shall be received.

                                "Index Group" shall mean the 20 bank holding
              companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 20 bank holding companies and the weights attributed to them are as follows:

                         Bank Holding Companies                                                      Weighting
                         ----------------------                                                      ---------
                         AmSouth Bancorporation                                                         4.73%
                         Barnett Banks, Inc.                                                            7.80
                         Central Fidelity Banks, Inc.                                                   3.23
                         Compass Bancshares, Inc.                                                       3.09
                         Crestar Financial Corporation                                                  3.05
                         Deposit Guaranty Corporation                                                   1.52
                         First American Corporation                                                     2.06
                         First Commerce Corporation                                                     2.35
                         First Maryland Bancorp                                                         1.37
                         First Tennessee National Corporation                                           2.72
                         First Union Corporation                                                       13.91
                         First Virginia Banks, Inc.                                                     2.75
                         Hibernia Corporation                                                           9.65
                         Mercantile Bankshares Corporation                                              3.84
                         National Commerce Bancorporation                                               2.00
                         SouthTrust Corporation                                                         6.75
                         SunTrust Banks, Inc.                                                           9.24
                         Trustmark Corporation                                                          2.83
                         Union Planters Corporation                                                     3.31
                         Wachovia Corporation                                                          13.80
                                                                                                       -----

                         TOTAL                                                                        100.00%









                                "Index Price" on a given date shall mean the
              weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                                "Starting Date" shall mean October 20, 1995.

                   If any company belonging to the Index Group or Regions declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Regions shall be appropriately adjusted for the purposes of applying this Section 10.1(h).

             10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms as to its termination.

             10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.12 and 8.14 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

             11.1  DEFINITIONS.

                   (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                   "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                   "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or
       (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                   "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits (other than the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

                   "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                   "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                   "CLOSING DATE" shall mean the date on which the Closing occurs.

                   "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements, dated October 21, 1995, between First National and Regions.

                   "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                   "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                   "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                   "DGCL" shall mean the Delaware General Corporation Law.

                   "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                   "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                   "FIRST NATIONAL COMMON STOCK" shall mean the $1.00 par value common stock of First National.





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                                Page 50 of 80

                   "FIRST NATIONAL COMPANIES" shall mean, collectively, First National and all First National Subsidiaries.

                   "FIRST NATIONAL DISCLOSURE MEMORANDUM" shall mean the written information entitled "First National Bancorp Disclosure Memorandum" delivered prior to 5:00 p.m., Eastern time, on October 27, 1995, to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

                   "FIRST NATIONAL FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of First National as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993, and 1992, as filed by First National in SEC Documents, and (ii) the consolidated balance sheets of First National (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                   "FIRST NATIONAL STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of First National disclosed in Section 3.5(b) of the First National Disclosure Memorandum.

                   "FIRST NATIONAL SUBSIDIARIES" shall mean the Subsidiaries of First National, which shall include the First National Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of First National in the future and owned by First National at the Effective Time.

                   "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                   "GBCC" shall mean the Georgia Business Corporation Code.

                   "GEORGIA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Regions Merger Subsidiary and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

                   "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                   "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

                   "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                   "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                   "JOINT PROXY STATEMENT" shall mean the joint proxy statement used by Regions and First National to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of First National Common Stock.

                   "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                   "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                   "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                   "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.





                                    -42-

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


                   "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                   "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                   "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                   "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
       (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                   "NASD" shall mean the National Association of Securities Dealers, Inc.

                   "NASDAQ NMS" shall mean the National Market Service of
       Nasdaq.

                   "1933 ACT" shall mean the Securities Act of 1933, as amended.

                   "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                   "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.





                                    -43-

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


                   "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                   "PARTY" shall mean either First National or Regions, and "PARTIES" shall mean both First National and Regions.

                   "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                   "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                   "PLAN OF MERGER" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 2.

                   "REGIONS COMMON STOCK" shall mean the $.625 par value common stock of Regions.

                   "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

                   "REGIONS DISCLOSURE MEMORANDUM" shall mean the written information entitled "Regions Financial Corporation Disclosure Memorandum" delivered prior to the execution of this Agreement to First National describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for purposes of any other Section or subsection not specifically referenced with respect thereto.

                   "REGIONS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993, and 1992, as filed by Regions in SEC Documents, and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related





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

       notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                   "REGIONS MERGER SUBSIDIARY" shall mean the wholly owned subsidiary of Regions to be organized to effect the Merger under the Laws of the State of Georgia and with the name of Regions Merger Subsidiary, Inc.

                   "REGIONS MERGER SUBSIDIARY COMMON STOCK" shall mean the $1.00 par value common stock of Regions Merger Subsidiary.

                   "REGIONS SUBSIDIARIES" shall mean the Subsidiaries of Regions, which shall include the Regions Subsidiaries described in
       Section 6.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

                   "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of First National in connection with the transactions contemplated by this Agreement.

                   "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

                   "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                   "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                   "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                   "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.





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

                   "STOCK OPTION AGREEMENT" shall mean the stock option agreement by and between First National and Regions, in substantially the form of Exhibit 1.

                   "STOCKHOLDERS' MEETINGS" shall mean the respective meetings of the stockholders of Regions and First National to be held pursuant to
       Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                   "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                   "SURVIVING CORPORATION" shall mean Regions Merger Subsidiary as the surviving corporation resulting from the Merger.

                   "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                   "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                   "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                   (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

              Average Closing Price                                                  Section 10.1(h)
              Closing                                                                Section 1.2
              Determination Date                                                     Section 10.1(h)
              Effective Time                                                         Section 1.3





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

              ERISA Affiliate                                                        Section 5.13(c)
              Exchange Agent                                                         Section 4.1
              Exchange Ratio                                                         Section 3.1(c)
              First National Benefit Plans                                           Section 5.13(a)
              First National Contracts                                               Section 5.14
              First National ERISA Plan                                              Section 5.13(a)
              First National Rights                                                  Section 3.5(a)
              First National Pension Plan                                            Section 5.13(a)
              First National SEC Reports                                             Section 5.5(a)
              Indemnified Party                                                      Section 8.14
              Index Group                                                            Section 10.1(h)
              Index Price                                                            Section 10.1(h)
              Index Ratio                                                            Section 10.1(h)
              Merger                                                                 Section 1.1
              Regions Ratio                                                          Section 10.1(h)
              Regions SEC Reports                                                    Section 6.5(a)
              Starting Date                                                          Section 10.1(h)
              Takeover Laws                                                          Section 5.19
              Tax Opinion                                                            Section 9.1(g)

                   (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

             11.2  EXPENSES.

                   (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

                   (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

             11.3 BROKERS AND FINDERS. Except for Morgan Stanley & Co. Incorporated as to First National and except for Bear, Stearns & Co. Inc. as to Regions, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or





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being retained by or allegedly representing or being retained by First National or Regions, each of First National and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

             11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and
8.14 of this Agreement.

             11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement or the Plan of Merger relating to the manner or basis in which shares of First National Common Stock will be exchanged for Regions Common Stock shall not be amended after the Stockholders' Meetings without the requisite approval of the holders of the issued and outstanding shares of Regions Common Stock and First National Common Stock entitled to vote thereon.

             11.6  WAIVERS.

                   (a) Prior to or at the Effective Time, Regions, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by First National, to waive or extend the time for the compliance or fulfillment by First National of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions.

                   (b) Prior to or at the Effective Time, First National, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First National under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.
No such waiver shall be effective unless in writing signed by a duly authorized officer of First National.

                   (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of





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any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

             11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

             11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre- paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:


  First National:             First National Bancorp
                              303 Jesse Jewell Parkway
                              Suite 700
                              Gainesville, Georgia  30501
                              Telecopy Number:  (770) 503-2700

                              Attention:    Peter D. Miller
                                            President, Chief Administrative, and
                                              Chief Financial Officer

  Copy to Counsel:            Stewart, Melvin & Frost
                              Hunt Tower
                              200 Main Street
                              Gainesville, Georgia  30501
                              Telecopy Number:  (770) 532-5071

                              Attention:    T. Treadwell Syfan

                              Powell, Goldstein, Frazer & Murphy
                              Sixteenth Floor
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia  30303
                              Telecopy Number:  (404) 572-5958

                              Attention:    Walter G. Moeling IV





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


  Regions:                    Regions Financial Corporation
                              417 N. 20th Street
                              Birmingham, Alabama  35203
                              Telecopy Number:  (205) 326-7571

                              Attention:    Richard D. Horsley
                                            Vice Chairman and Executive
                                              Financial Officer

  Copy to Counsel:            Regions Financial Corporation
                              417 N. 20th Street
                              Birmingham, Alabama  35203
                              Telecopy Number:  (205) 326-7571

                              Attention:    Samuel E. Upchurch, Jr.
                                            General Counsel


             11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Georgia relate to the consummation of the Merger.

            11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

            11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.





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            11.14  SEVERABILITY.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


             IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                FIRST NATIONAL BANCORP


By:  /s/ C. Talmadge Garrison          By:  /s/ Peter D. Miller
    -------------------------               --------------------
    C. Talmadge Garrison                    Peter D. Miller
    Secretary                               President, Chief Administrative, and
                                              Chief Financial Officer

[CORPORATE SEAL]


ATTEST:                                REGIONS FINANCIAL CORPORATION


By:  /s/ Samuel E. Upchurch, Jr.       By:  /s/ J. Stanley Mackin
    ----------------------------           ----------------------
    Samuel E. Upchurch, Jr.                J. Stanley Mackin
    Corporate Secretary                    Chairman of the Board and Chief
                                             Executive Officer

[CORPORATE SEAL]





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